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                                                              EXHIBIT 22.2


                                 [LETTERHEAD]






                                August 6, 1998


     We hereby consent to be named in Amendment No. 2 to the Registration Statement on Form SB-2 (the "Registration Statement") as filed by Fix-Corp International, Inc., a Delaware corporation, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 12,707,086 shares of the Company's
Common Stock, $.001 par value per share, and in the Prospectus which constitutes a part thereof, as counsel of the Company, and we hereby consent to the reference to the opinion referenced therein as Exhibit 5.1 in connection with the Registration Statement.

                                       BRICKER & ECKLER LLP

                                       /s/BRICKER & ECKLER LLP
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